[LOGO]     WELLS FARGO BANK MINNESOTA,                    EXHIBIT 10.1
WELLS      NATIONAL ASSOCIATION                           FIRST AMENDMENT
FARGO
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THIS FIRST AMENDMENT (the "First Amendment") dated to be effective as of August
28, 2002 is between Wells Fargo Bank Minnesota, National Association (the "Bank") and Medamicus, Inc., a Minnesota corporation (the "Borrower").

BACKGROUND

The Bank and the Borrower entered into a Credit Agreement dated July 31, 2001 (the "Agreement"), pursuant to which the Bank extended to the Borrower a Two Million and 00/100 Dollars ($2,000,000.00) line of credit (the "Line"). Borrowings under the Line are evidenced by a $2,000,000.00 Revolving Note dated July 31, 2001 (the "July 2001 Revolving Note").

The Borrower has requested that the Bank increase the Line by One Million and 00/100 Dollars ($1,000,000.00) to Three Million and 00/100 Dollars ($3,000,000.00) and extend the Line Availability Period to August 1, 2003.

The Bank is agreeable to meeting the Borrower's request, provided that the Borrower agrees to the terms and the conditions of this First Amendment.

Capitalized terms not otherwise defined in this First Amendment shall have the meaning given them in the Agreement.

In consideration of the above premises, the Bank and the Borrower agree that the Agreement is hereby amended as of the date of this First Amendment as follows:

1. Sections 1.1, 1.2, 1.3, and 1.4 of the Agreement are hereby deleted in their entirety and restated as follows:

         1.1 Line of Credit Amount. DURING THE LINE AVAILABILITY PERIOD DEFINED BELOW, THE BANK AGREES TO PROVIDE A REVOLVING LINE OF CREDIT (THE "LINE") TO THE BORROWER. OUTSTANDING AMOUNTS UNDER THE LINE SHALL NOT, AT ANY ONE TIME, EXCEED THE LESSER OF THE BORROWING BASE OR THREE MILLION AND 00/100 DOLLARS ($3,000,000.00). THE BORROWING BASE IS DEFINED IN EXHIBIT A-1 TO THIS AGREEMENT.

         1.2 Line Availability Period. THE "LINE AVAILABILITY PERIOD" SHALL MEAN THE PERIOD OF TIME FROM THE EFFECTIVE DATE OR THE DATE ON WHICH ALL CONDITIONS PRECEDENT DESCRIBED IN THIS AGREEMENT HAVE BEEN MET, WHICHEVER IS LATER, TO THE LINE EXPIRATION DATE OF AUGUST 1, 2003.

         1.3 The Revolving Note. THE BORROWER'S OBLIGATION TO REPAY ADVANCES UNDER THE LINE SHALL BE EVIDENCED BY A PROMISSORY NOTE (THE "REVOLVING NOTE") DATED AS OF THE EFFECTIVE DATE, AND IN FORM AND CONTENT ACCEPTABLE TO THE BANK. REFERENCE IS MADE TO THE REVOLVING NOTE FOR INTEREST RATE AND REPAYMENT TERMS. THE REVOLVING NOTE SHALL REPLACE, BUT NOT BE DEEMED TO SATISFY THE AUGUST 2000 REVOLVING NOTE AND CORRESPONDING AMENDMENTS.

         1.4 Mandatory Prepayment. IF AT ANY TIME THE PRINCIPAL OUTSTANDING UNDER THE REVOLVING NOTE EXCEEDS THE LESSER OF THE BORROWING BASE OR $3,000,000.00, THE BORROWER MUST IMMEDIATELY PREPAY THE REVOLVING NOTE IN AN AMOUNT SUFFICIENT TO ELIMINATE THE EXCESS.

2. Section 7.1 (a) and (b) of the Agreement is hereby deleted in its entirety and restated as follows:


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         (a)      ANNUAL FINANCIAL STATEMENTS. PROVIDE THE BANK WITHIN 120 DAYS
                  OF THE BORROWER'S FISCAL YEAR END, THE BORROWER'S ANNUAL FINANCIAL STATEMENTS. THE STATEMENTS MUST BE AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT ACCEPTABLE TO THE BANK.

         (b) Annual Covenant Compliance Certificate. Provide the Bank within 120 days of the Borrower's fiscal year end, an Annual Covenant Compliance Certificate in the form of Exhibit D.

3. Section 7.2 (b) of the Agreement is hereby deleted in its entirety and restated as follows:

         (b) Total Liabilities to Tangible Net Worth. Maintain a ratio of total liabilities to Tangible Net Worth of less than 1.0 to
                  1.0 as of the end of each quarter, beginning with the quarter ending September 30, 2002.

4. To reflect these changes to the Line, the Borrower will replace the existing promissory note by executing and delivering to the Bank a new promissory note in form and content acceptable to the Bank (the "Revolving Note"), which shall be dated as of the date of this First Amendment and which shall replace, but not be deemed to satisfy, the August 2001 Revolving Note. The Revolving Note shall evidence the unpaid amount due to the Bank as was due to the Bank under the August 2001 Revolving Note as of the date of this First Amendment. Each reference in the Agreement to the Revolving Note shall be deemed to refer to the Revolving Note dated as of the date of this First Amendment.

5.       The Borrower hereby represents and warrants to the Bank as follows:

                  A. The Agreement as amended by this First Amendment remains in full force and effect.

                  B. The Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

                  C. The execution, delivery and performance of this First Amendment and all related documentation described in this First Amendment are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation or by-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

                  D. The resolutions set forth in the Corporate Certificate of Authority dated November 15, 2001 and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

6. Except as modified by this First Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this First Amendment to be effective as of the above date.

WELLS FARGO BANK MINNESOTA,                 MEDAMICUS, INC.
 NATIONAL ASSOCIATION

BY: /s/ TERESA EARL                         BY: /s/ JAMES D. HARTMAN
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ITS: VICE-PRESIDENT                         ITS: PRESIDENT & CEO
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